Exhibit 99.1
News Release

For immediate release	For more information contact:
February 26, 2016	Jeffry Keyes
Chief Financial Officer
858-726-1600
ir@digirad.com

Digirad Corporation Reports Financial Results for the
Fourth Quarter and Twelve Months Ended December 31, 2015

•Year over year quarterly revenue and adjusted EBITDA growth of 10% and 44% respectively
•Year over year full year revenue and adjusted EBITDA growth of 9% and 31% respectively
•Exceeded the high end of the 2015 financial guidance for adjusted EBITDA and adjusted EPS
•Provides an update on the DMS Health Technologies acquisition
•Releases financial guidance for 2016
•Company continues to pay regular quarterly cash dividend of $0.05 per share

Suwanee, GA. - February 26, 2016 - Digirad Corporation (Nasdaq: DRAD) today reported its financial results for the fourth quarter and twelve months ended December 31, 2015.
Total revenues for the 2015 fourth quarter were $15.6 million, an increase of 10 percent compared to the prior year’s fourth quarter revenues of $14.1 million.
Adjusted net income for the 2015 fourth quarter was $1.3 million, or $0.07 per diluted share, compared to $0.9 million, or $0.05 per diluted share in the prior year fourth quarter. Adjusted EBITDA for the 2015 fourth quarter was $2.1 million, compared to $1.5 million in the prior year fourth quarter.
Total revenues for the full year 2015 were $60.8 million, an increase of 9 percent compared to 2014 revenue of $55.6 million.
Adjusted net income for the full year 2015 was $4.5 million, or $0.23 per diluted share, compared to adjusted net income of $3.5 million, or $0.18 per diluted share in 2014. Adjusted EBITDA for the full year 2015 was $7.2 million, compared to $5.5 million in 2014.
A reconciliation of adjusted net income, adjusted net income per diluted share, and adjusted EBITDA is provided later in this release.
Digirad President and CEO Matt Molchan said, “I am very pleased with our performance this quarter and also for the full year 2015 as we close out the most profitable year in Digirad’s history. All our businesses continue to perform well, and we expect to continue this momentum into 2016. Further, we ended solidly above our guidance range on both adjusted EBITDA and adjusted EPS.”
Molchan continued, “We are also very excited about our recent acquisition of DMS Health Technologies, which offers mobile healthcare solutions, as well as medical equipment sales and services, mainly serving the Upper Midwest region of the United States, which closed on January 1, 2016. Getting this deal closed was a tremendous effort by many individuals at both Companies, for which I am very thankful. We now are moving forward with our integration efforts, which have been ongoing since the closing and mainly involve harmonizing back office operations. This transaction is truly transformational for Digirad, doubling our operational footprint, and for 2016, effectively doubling our estimated revenues and more than doubling our estimated adjusted EBITDA. We are very excited and are looking forward to future opportunities of the combined companies as we move into 2016.”
The Company also announced the DMS Health Technologies operational and financial performance will be included in overall Digirad results effective January 1, 2016, with the first published financial results being included in the Company’s first quarter 2016 earnings release.

2016 Financial Guidance
For fiscal year 2016, the Company expects to generate revenues between $125 million and $130 million and non-GAAP adjusted EBITDA between $17 million and $18 million. This financial guidance includes the result of DMS Health Technologies effective January 1, 2016.
Conference Call Information
A conference call is scheduled for 10:00 a.m. EST on February 26, 2016 to discuss the results and management's outlook. The call may be accessed by dialing 1-877-407-9039 (international callers: +1-201-689-8470) five minutes prior to the scheduled start time and referencing Digirad. A simultaneous webcast of the call may be accessed online from the Events & Presentations link on the Investor Relations page at http://drad.client.shareholder.com/events.cfm; an archived replay of the webcast will be available within 15 minutes of the end of the conference call.
Use of Non-GAAP Financial Measures by Digirad Corporation
This Digirad news release presents the non-GAAP financial measures “adjusted net income,” “adjusted net income per diluted share,” and “adjusted EBITDA.” The most directly comparable measure for these non-GAAP financial measures are net income and diluted net income per share. The Company has included in this release unaudited adjusted financial information, which presents the Company's results of operations after excluding restructuring charges, acquired intangible asset amortization, acquisition related contingent consideration valuation adjustments, transaction and integration costs associated with DMS Health Technologies, and non-recurring related income tax adjustments. Further excluded in the measure of adjusted EBITDA are interest, taxes, depreciation, amortization and stock-based compensation.

A discussion of the reasons why management believes that the presentation of non-GAAP financial measures provides useful information to investors regarding Digirad's financial condition and results of operations is included as Exhibit 99.2 to Digirad's report on Form 8-K filed with the Securities and Exchange Commission on February 26, 2016.
About Digirad Corporation
Digirad delivers convenient, effective, and efficient healthcare solutions on an as needed, when needed, and where needed basis.  Digirad's diverse portfolio of mobile health care solutions and medical equipment and services, including diagnostic imaging and patient monitoring, provides hospitals, physician practices, and imaging centers throughout the United States access to technology and services necessary to provide exceptional patient care in the rapidly changing healthcare environment.  For more information, please visit www.digirad.com.
Forward-Looking Statements
This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. Some of these forward-looking statements can be identified by the use of forward-looking words such as “believes,” “expects,” “may,” “will,” “should,” “seek,” “approximately,” “intends,” “plans,” “estimates,” or “anticipates,” or the negative of those words or other comparable terminology, or in specific statements such as the Company’s ability to deliver value to customers, the ability to grow and generate positive cash flow, the ability to execute on restructuring activities, and ability to successfully close and execute on acquisitions. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. These risks are detailed in Digirad’s filings with the U.S. Securities and Exchange Commission, including the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other reports. Readers are cautioned to not place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, and Digirad undertakes no obligation to revise or update the forward-looking statements contained herein.

(Financial tables follow)

Digirad Corporation
Condensed Consolidated Statements of Income
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(in thousands, except per share amounts)	2015	2014	2015	2014

Revenues:
Diagnostic Services	$11,683	$10,454	$46,407	$42,170
Diagnostic Imaging	3,895	3,689	14,419	13,438
Total revenues	15,578	14,143	60,826	55,608
Cost of revenues:
Diagnostic Services	9,048	7,920	35,968	31,721
Diagnostic Imaging	1,838	1,939	6,949	7,247
Total cost of revenues	10,886	9,859	42,917	38,968

Gross profit	4,692	4,284	17,909	16,640
Total gross profit percentage	30.1%	30.3%	29.4%	29.9%
Diagnostic Services gross profit percentage	22.6%	24.2%	22.5%	24.8%
Diagnostic Imaging gross profit percentage	52.8%	47.4%	51.8%	46.1%

Operating expenses:
Marketing and sales	1,051	1,233	4,741	4,730
General and administrative	3,009	2,109	9,888	8,344
Amortization of intangible assets	134	93	506	356
Restructuring charges	—	33	—	692
Total operating expenses	4,194	3,468	15,135	14,122

Income from operations	498	816	2,774	2,518

Other income (expense):
Interest and other income, net	7	12	39	58
Interest and other expense, net	(252)	(12)	(296)	(39)
Total other income (expense)	(245)	—	(257)	19

Income before income taxes	253	816	2,517	2,537
Income tax benefit (expense)	425	(44)	19,123	(62)
Net income	$678	$772	$21,640	$2,475

Net income per share:
Basic	$0.03	$0.04	$1.13	$0.13
Diluted	$0.03	$0.04	$1.10	$0.13
Dividends declared per common share	$0.05	$0.05	$0.20	$0.20

Weighted average shares outstanding – basic	19,404	18,609	19,210	18,571
Weighted average shares outstanding – diluted	19,933	18,979	19,690	18,878

Digirad Corporation
Condensed Consolidated Balance Sheets
(Unaudited)

(in thousands, except share data)	December 31, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$15,868	$14,051
Securities available-for-sale	3,227	7,935
Accounts receivable, net	7,274	5,989
Inventories, net	4,381	3,644
Other current assets	764	856
Restricted cash	233	477
Total current assets	31,747	32,952

Property and equipment, net	6,252	4,766
Intangible assets, net	3,079	2,577
Goodwill	2,897	1,337
Long-term deferred tax assets	18,578	—
Other assets	1,560	269
Total assets	$64,113	$41,901

Liabilities and stockholders’ equity
Accounts payable	$1,369	$1,423
Accrued compensation	2,453	3,261
Accrued warranty	213	176
Deferred revenue	1,673	1,644
Other current liabilities	2,998	1,789
Total current liabilities	8,706	8,293
Other liabilities	1,252	963
Total liabilities	9,958	9,256

Stockholders’ equity:
Preferred stock	—	—
Common stock	2	2
Treasury stock	(5,728)	(5,728)
Additional paid-in capital	153,860	153,769
Accumulated other comprehensive loss	(240)	(19)
Accumulated deficit	(93,739)	(115,379)
Total stockholders’ equity	54,155	32,645
Total liabilities and stockholders’ equity	$64,113	$41,901

Digirad Corporation
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in thousands, except per share amounts)	2015	2014	2015	2014

Net income	$678	$772	$21,640	$2,475
Restructuring charges(1)	—	33	—	692
Acquired intangible amortization	131	90	496	346
Acquisition related contingent consideration valuation adjustment(2)	113	—	(60)	—
Investment impairment loss(6)	278	—	278	—
Transaction and integration costs of DMS Health Technologies(3)	595	—	1,338	—
Income tax items(4)	(446)	(3)	(19,145)	(26)
Non-GAAP Adjusted net income	$1,349	$892	$4,547	$3,487

Net income per share - diluted	0.03	0.04	1.10	0.13
Restructuring charges(1)(5)	—	—	—	0.04
Acquired intangible amortization(5)	0.01	—	0.03	0.02
Acquisition related contingent consideration adjustment(2)(5)	0.01	—	—	—
Investment impairment loss(5)(6)	0.01	—	0.01	—
Transaction and integration costs of DMS Health Technologies(5)	0.03	—	0.07	—
Income tax items(4)(5)	(0.02)	—	(0.97)	—
Non-GAAP Adjusted net income per share - diluted(5)	$0.07	$0.05	$0.23	$0.18

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in thousands)	2015	2014	2015	2014

Net income	$678	$772	$21,640	$2,475
Restructuring charges(1)	—	33	—	692
Acquisition related contingent consideration valuation adjustment(2)	113	—	(60)	—
Investment impairment loss(6)	278	—	278	—
Transaction and integration costs of DMS Health Technologies(3)	595	—	1,338	—
Depreciation and amortization	690	494	2,441	1,929
Stock-based compensation	166	119	616	326
Interest and other income, net	(7)	(12)	(39)	(58)
Interest expense	19	12	63	39
Income tax expense (benefit)	(425)	44	(19,123)	62
Non-GAAP Adjusted EBITDA	$2,107	$1,462	$7,154	$5,465

(1) Reflects nonrecurring charges primarily related to the lease termination of the Poway, CA facility.
(2) Reflects fair value adjustment to estimate of contingent consideration related to acquisitions.
(3) Reflects diligence, transaction, and integration costs related to the acquisition of DMS Health Technologies. Twelve months ended December 31, 2015 has been reclassified from previously reported amounts to reflect this adjustment.
(4) Reflects income tax effect for adjusted financial data, acquisition related income tax adjustments, and release of previously reserved net operating loss carry forwards.

(5) Per share amounts are computed independently for each discrete item presented. Therefore, the sum of the quarterly per share amounts will not necessarily equal to the total for the year, and sum of individual items may not equal the total.
(6) Reflects impairment loss related to investment in Perma-Fix Medical. Total amount consists of impairment of a Supply Agreement entered into between the two parties and a loss related to the initial excess of the transaction price over fair value.

Digirad Corporation
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

	Three Months Ended
(in thousands, except per share amounts)	December 31, 2014	March 31, 2015	June 30, 2015	September 30, 2015	December 31, 2015

Net income	772	745	$1,097	$19,120	$678
Restructuring charges(1)	33	—	—	—	—
Acquired intangible amortization	90	103	130	131	131
Acquisition related contingent consideration valuation adjustment(2)	—	—	(173)	—	113
Investment impairment loss(6)	—	—	—	—	278
Transaction and integration costs of DMS Health Technologies(3)	—	25	283	435	595
Income tax items(4)	(3)	(587)	51	(18,163)	(446)
Non-GAAP Adjusted net income	$892	$286	$1,388	$1,523	$1,349

Net income per share - diluted(5)	0.04	0.04	$0.06	0.97	0.03
Restructuring charges(1)(5)	—	—	—	—	—
Acquired intangible amortization(5)	—	0.01	0.01	0.01	0.01
Acquisition related contingent consideration valuation adjustment(2)(5)	—	—	(0.01)	—	0.01
Investment impairment loss(5)(6)	—	—	—	—	0.01
Transaction and integration costs of DMS Health Technologies(5)	—	—	0.01	0.02	0.03
Income tax items(4)(5)	—	(0.03)	—	(0.92)	(0.02)
Non-GAAP Adjusted net income per share - diluted(5)	$0.05	$0.02	$0.07	$0.08	$0.07

	Three Months Ended
(in thousands)	December 31, 2014	March 31, 2015	June 30, 2015	September 30, 2015	December 31, 2015

Net income	$772	$745	$1,097	$19,120	$678
Restructuring charges(1)	33	—	—	—	—
Acquisition related contingent consideration valuation adjustment(2)	—	—	(173)	—	113
Investment impairment loss(6)	—	—	—	—	278
Transaction and integration costs of DMS Health Technologies(3)	—	25	283	435	595
Depreciation and amortization	494	488	598	665	690
Stock-based compensation	119	144	141	165	166
Interest and other income, net	(12)	(11)	(11)	(10)	(7)
Interest expense	12	11	12	21	19
Income tax expense (benefit)	44	(580)	65	(18,183)	(425)
Non-GAAP Adjusted EBITDA	$1,462	$822	$2,012	$2,213	$2,107

(1) Reflects nonrecurring charges primarily related to the lease termination of the Poway, CA facility.
(2) Reflects fair value adjustment to estimate of contingent consideration related to acquisitions.

(3) Reflects diligence, transaction, and integration costs related to the acquisition of DMS Health Technologies. The three months ended March 31, 2015 and June 30, 2015 has been reclassified from previously reported amounts to reflect this adjustment.
(4) Reflects income tax effect for adjusted financial data, acquisition related income tax adjustments, and release of previously reserved net operating loss carry forwards.
(5) Per share amounts are computed independently for each discrete item presented. Therefore, the sum of the quarterly per share amounts will not necessarily equal to the total for the year, and sum of individual items may not equal the total.
(6) Reflects impairment loss related to investment in Perma-Fix Medical. Total amount consists of impairment of a Supply Agreement entered into between the two parties and a loss related to the initial excess of the transaction price over fair value.